SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          December 5, 2013
                           Date of Report
                  (Date of Earliest Event Reported)

                     CORVUS TECHNOLOGIES CORP.
         (Exact Name of Registrant as Specified in its Charter)

                CANYONWALK ACQUISITION CORPORATION
        (Former Name of Registrant as Specified in its Charter)

Delaware                      000-54978                   46-3461117
(State or other        (Commission File Number)         (IRS Employer
jurisdiction                                       Identification No.)
of incorporation)

                      115 North Poinciana Road
                       Gilbert, Arizona 85234
              (Address of Principal Executive Offices)

                         215 Apolena Avenue
                   Newport Beach, California 92662
           (Former Address of Principal Executive Offices)

                            480-221-3805
                   (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On December 5, 2013, Corvus Technologies Corp. (formerly Canyonwalk Acquisition Corporation) (the "Registrant" or the "Company") issued 10,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 99% of the total outstanding 10,100,000 shares of common stock as follows:

               10,000,000     Glen Var Rosenbaum

     With the issuance of the 10,000,000 shares of stock and the redemption of 19,900,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On December 4, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,900,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,990.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 21, 2013 and amended August 26, 2013 and September 12, 2013 and as supplemented by the information contained in this report.

    The Registrant is designed to develop and market either by merger and/or acquisition with an existing private company which is the owner of patent-pending technology that provides an effective tracking and monitoring system of humans and other living entities within buildings.
The tracking technology can figuratively "see through walls". The technology is portable and can be set up quickly on the exterior of a building to track humans inside the building. The system is targeted for use in safety-of-life applications by such personnel as fire fighters, paramedics, SWAT teams, military or other "first responders". The tracking technology is portable and can be quickly assembled at the exterior of a building to locate and track persons or alive entities.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On December 4, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On December 4, 2013, James McKillop resigned as the Registrant's vice president and director.

    On December 4, 2013, the following individuals were named as directors of the Registrant:

              Glen Var Rosenbaum

    On December 4, 2013, the following individuals were appointed to the offices of the Registrant as listed below:

              Glen Var Rosenbaum       President
              Jay G. Heiner            General Manager

    Glen Var Rosenbaum serves as the director and president of the Company. Since 1998, Mr. Rosenbaum has worked at Orbital Sciences (formerly General Dynamics/Spectrum Astro Inc.) as an RF Systems Engineer. At Orbital he has served as: the principal GeoEye II RF Architect, he developed the 16-QAM RF COMM Link systems architecture proposal; GPS III Navwar Antenna and Payload Systems proposal manager; lead RF Systems Engineer for GPS Black-Jack Flight Receiver builds for VCL, ICESAT, CORISS, and OSTM programs; and the RF Systems Engineer supporting Com Payload Systems, Receiver Design And Manufacture and Antenna Design and Modeling. Mr. Rosenbaum is an expert in RF Systems simulation and analysis, electronic detail circuitry design, narrow and wide-band transmitters, receivers, filtering synthesizers, and antenna design and modeling in digital and analog modulation formats. Mr. Rosenbaum holds seven patents for his work and has published numerous industry-related articles. Mr. Rosenbaum received both his Master's Degree in Electrical Engineering and Bachelor of Science in Electrical Engineering from Brigham Young University and has completed post-graduate studies at Arizona State University.

    Jae G. Heiner serves as General Manager of the Registrant.  Mr.
Heiner received both his Bachelor of Science in Electrical Engineering and Master's Degree in Electrical Engineering from Brigham Young University in 1980 and 1981, respectively. Mnr. Heiner has spent his most of his career in the Aerospace Industry working with a variety of companies (TRW, Teledyne Brown, ARINC Research, ETA Technoologies, Spectrum Astro, General Dynamics and Orbital Sciences). He has 32 years experience in systems engineering, space systems design and development, space and terrestrial communications with over 24 years experience in systems architecture. His experience is primarily focused as director, program manager, project lead, lead systems engineer, team leader but occasionally has served as communications systems designer. Mr. Heiner's specialities include communication systems engineering and major systems engineering usually with accompanying information assurance and protection considerations.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             CORVUS TECHNOLOGIES CORP.

Date: December 5, 2013      /s/ Glen Van Rosenbaum
                             President